UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 24, 2010, Owens Corning (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the Owens Corning/Fibreboard Asbestos Personal Injury Trust (the “Trust”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Representatives of the several underwriters named therein (the “Underwriters”), with respect to the public offering by the Trust of 12,261,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $23.75 per share, less the underwriting commission. The Trust has also granted to the Underwriters a 30-day option to purchase up to an additional 1,839,000 shares of Common Stock from the Trust to cover over-allotments, if any, on the same terms and conditions. The closing with respect to the sale of the Shares is expected to occur on March 2, 2010. The Company will not receive any proceeds from the sale of the Shares.

The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-165008) and the related prospectus supplement and accompanying prospectus. For a complete description of the terms and conditions of the Purchase Agreement, please refer to the Purchase Agreement, which is filed with this report as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated as of February 24, 2010, between Owens Corning, the Owens Corning/Fibreboard Asbestos Personal Injury Trust, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: February 26, 2010	By:	/s/ Duncan J. Palmer
Duncan J. Palmer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated as of February 24, 2010, between Owens Corning, the Owens Corning/Fibreboard Asbestos Personal Injury Trust, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as Representatives of the several underwriters named therein